Garden City, Texas

GROUND LEASE

THIS GROUND LEASE (the "Ground Lease") is made and entered into as of the 13th day of April, 2022 (the "Effective Date"), by and between **EDB, Ltd., a Texas Limited Liability Company** ("Landlord"), and **APLD – Rattlesnake Den I LLC or its assigns** ("Tenant").

NOW, THEREFORE, in consideration of the agreements, promises and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1. **ACCEPTANCE:** The submission of this Ground Lease for examination does not constitute a reservation or option for the Demised Premises and this Ground Lease becomes effective as a binding agreement only upon Tenant's receipt of a Ground Lease fully executed by all parties hereto. Execution and delivery of this Ground Lease by exchange of electronic copies bearing the signature of a party shall constitute a valid and binding execution and delivery of the Ground Lease by such party.

2. **DEMISED PREMISES:** Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, upon the terms, covenants and agreements and subject to the conditions set forth herein, all of the premises located in Garden City, Glasscock County, Texas, containing approximately fifty (50) acres of vacant land (the "Demised Premises") and as more particularly described by the "Legal Description" to be incorporated into **Exhibit "A"** and shown outlined as a plot plan ("Plot Plan") in **Exhibit "B"**, together with any and all buildings, improvements, benefits, rights of way and easements benefiting the Demised Premises now existing and hereafter erected thereon or for the benefit thereof and all rights, privileges and appurtenances belonging thereto for the purposes permitted in Section 27 of this Ground Lease. **Exhibits "A" and "B"** shall be verified by Tenant's survey described herein. Notwithstanding the foregoing, (i) the exact Legal Description for the Demised Premises to be used in this Ground Lease shall be the legal description provided for pursuant to the survey described in Section 8 of this Ground Lease and (ii) common use roadways, right of ways, and utility easements, including any easements pertaining to oil and gas, or mineral right easements.

3. **TERM OF GROUND LEASE:** The term of this Ground Lease (the "Term") shall be for a period of up to ninety-nine (99) years, which shall commence on the first business day of the month following the Effective Date (the "Commencement Date"), and shall end on the last day of the month following ninety-nine (99) years after the Commencement Date, unless sooner terminated or extended as herein provided. Subject

to this Ground Lease, Tenant may use and enjoy the Demised Premises for the purposes permitted and described in Section 27 of this Ground Lease free from payments of Rent and Additional Rent until the said Commencement Date.

Tenant shall have the right to terminate this Ground Lease as to all of the Demised Premises at any time following the sixtieth (60th) month of the Term of this Ground Lease upon twelve (12) months prior written notice from Tenant to Landlord. Upon such termination, neither Landlord nor Tenant shall have any rights or obligations under this Ground Lease, other than those that expressly survive the expiration or termination of this Ground Lease pursuant to the terms of this Ground Lease.

Tenant shall have the right to record a written Short Form Lease, in form and substance reasonably acceptable to Tenant and Landlord, at any time after the Effective Date. Landlord shall execute and deliver to Tenant a Short Form Lease within ten (10) days after Tenant's request.

4. **OPTIONS TO EXTEND:** Landlord hereby grants to Tenant one (1) separate option to extend the Term for ninety-nine (99) years (the "Extension Period") on the same terms and conditions as are provided herein for the Term except for Rent (as defined herein), provided Tenant shall deliver written notice to Landlord of Tenant's election to exercise the extension option ("Extension Notice") not less than three (3) months prior to the expiration date of the original Term; and if Tenant fails to timely deliver an Extension Notice to Landlord, then Tenant shall automatically be deemed to have irrevocably waived and relinquished the extension option. Upon any such extension, the Extension Period shall become part of the Term.

5. **RENT:** (a) **Rent:** Tenant shall pay the following as "Rent" to Landlord during the Term, in advance, beginning on the Commencement Date, and at each anniversary of the Commencement Date thereafter during the Term:

(i) $3,000.00 per acre (with the total acreage to be determined by Tenant's survey referenced in Section 8 of this Ground Lease) or (ii) $150,000.00, whichever is greater, per year with annual increases of the greater of (i) three percent (3%) and (ii) the amount of upward percentage change, if any, between the effective date of the then current year and expiration of such year, in the Consumer Price Index for All Urban Consumers (the "CPI-U Index"), as published by the U.S. Department of Labor, Bureau of Labor Statistics, or any comparable successor index, beginning in year 2 of the Term and continuing on an annual basis thereafter for the remainder of the Term.

All Rent and other sums due and payable to Landlord hereunder shall be paid to the order of Landlord whose Federal Employer Identification Number is 75-2503006, unless written notice specifies payment to some other person or entity or to another address within the continental United States which shall be given to

Tenant by Landlord in writing at least ten (10) days prior to the date when the next Rent payment is due. Landlord shall accurately complete, sign and deliver to Tenant an Internal Revenue Service Form W-9.

5.1 **MAINTENANCE OF THE DEMISED PREMISES:** During the Term of this Ground Lease, Tenant shall maintain the Demised Premises and all improvements thereon at Tenant's sole expense. In connection with the foregoing, Tenant shall also maintain lighting, cleaning, repairing, replacing, and administering the Demised Premises and shall bear the cost of utility expenses; the cost of snow, trash, rubbish, garbage, and other refuse and debris removal; the cost of licenses, permits, and other governmental fees and charges; the cost of all Tenant's maintenance and service contracts; signage costs; the cost of gardening and landscaping services and supplies; subsidies, surcharges, and other payments, which the Demised Premises is required to pay to or by public or quasi-governmental bodies; and the cost of complying with all laws, rules, regulations, and ordinances. Tenant will maintain the Demised Premises in good and workmanlike condition, reasonable wear and tear and damage by casualty or condemnation excepted, at all times and remove all trash and other debris. Tenant shall, at all times, use care and reasonable safeguards to prevent its operations from causing or contributing to damages on Landlord's adjacent property. Tenant shall clean up, remove, remedy, and repair as soon as safely possible, any soil or ground water contamination in violation of applicable local, state and federal environmental laws and damage caused by its operations on the Demised Premises.

6. **ACCEPTANCE AND DELIVERY:** Landlord shall deliver the Demised Premises to Tenant vacant, free and clear of any and all Hazardous Substances, underground storage tanks, debris and trash and in full compliance with all applicable laws, rules, ordinances and regulations on the Commencement ("ACCEPTANCE AND DELIVERY"). ACCEPTANCE AND DELIVERY shall occur upon the delivery of the Demised Premises to Tenant in the condition required by this Ground Lease.

7. **TITLE AND QUIET POSSESSION:** (a) Landlord hereby covenants and represents to Tenant that Landlord has good, marketable, insurable and indefeasible fee simple title to the Demised Premises and has the full right and lawful authority to make this Ground Lease. Landlord warrants and represents that, to Landlord's actual knowledge, there are no liens, security interests, easements, restrictions, leases, encumbrances, laws, ordinances, governmental rules or regulations, title restrictions, zoning or any other matters whatsoever which will preclude or otherwise materially and adversely affect Tenant's intended use of the Demised Premises, except those items filed of record as of the Effective Date. Tenant shall have quiet

and peaceful possession and enjoyment of the Demised Premises and of all easements, rights and appurtenances belonging thereto.

(b) Landlord agrees not to amend existing easements, restrictions, leases or encumbrances of record or encumber the Demised Premises with any additional conditions, covenants, or restrictions that affect the Demised Premises, without Tenant's prior written consent, not to be unreasonably withheld, conditioned or delayed. Landlord shall not and may not install or maintain or permit anyone other than Tenant to install or maintain any signs on any part of the Demised Premises or within the air space above the Demised Premises. Landlord represents and warrants to Tenant that no third party (other than governmental authorities) has any approval rights over the use, construction, operation or modification to the Demised Premises.

8. **DUE DILIGENCE:** (a) **Title Examination and Survey:** After the Effective Date and during the Inspection Period, Tenant may order, (i) at Tenant's expense, an examination of the title to the Demised Premises and a commitment for title insurance on Tenant's leasehold estate in the Demised Premises, together with complete and legible copies of all documents which create exceptions to title set forth therein and (ii) a survey, at Tenant's expense, of the Demised Premises with the topographical information and other information required by Tenant. Tenant shall have thirty (30) days after receipt of said commitment and final and complete survey, together with complete and legible copies of all documents creating such exceptions, but in no event later than July 1, 2022, within which to notify Landlord of Tenant's objections to any exceptions to title and survey thus disclosed to Tenant. The Legal Description to be used for the Demised Premises shall be the metes and bounds legal description provided with the survey described herein. If the results of any of the foregoing are unacceptable to Tenant, then Tenant may terminate this Ground Lease without owing any liability to Landlord, or Tenant may require Landlord to remove said objections pursuant to the provisions stated below. Landlord may (but has no obligation to) attempt to remove and/or eliminate any and all objections to title and survey contained in Tenant's notice within fifteen (15) days following the date of Tenant's notice of objection, at Landlord's sole cost and expense. Tenant shall promptly notify Landlord of any other objections by Tenant to exceptions to title and/or survey discovered by Tenant which were not disclosed to Tenant on the original commitment and/or survey ordered and received by Tenant hereunder. If any of the exceptions to title and/or survey objected to by Tenant are not eliminated within the time limits stated above, then Tenant may (a) elect to terminate this Ground Lease without owing any liability to Landlord, (b) extend said timeframes or (c) withdraw its objections and continue this Ground Lease without modification.

The policy of title insurance shall be in form approved by Tenant, insuring Tenant's leasehold estate in the Demised Premises with general, standard and pre-printed exceptions deleted (and/or covered by an

endorsement) and shall specifically insure the boundary lines of the Demised Premises and/or shall specifically insure the survey's metes and bounds legal description of the Demised Premises (and any easements appurtenant thereto) and shall be paid for by Tenant.

Upon request, Landlord shall execute and deliver to the title insuror a customary Landlord's affidavit and such other documents as may be reasonably requested by Tenant and/or the title insuror insuring Tenant's title to the Demised Premises in order to issue the leasehold title insurance policy as required in this Ground Lease, or Tenant may terminate this Ground Lease without owing any liability to Landlord.

(b) **Inspection Period:** Tenant may order, at Tenant's expense, soil borings, sampling and laboratory tests containing information required by Tenant's architects and engineers, endangered species reports, and environmental assessments, reports, studies, surveys and tests, including, but not limited to, sampling and testing for Hazardous Substances (as defined herein), in order to determine whether the Demised Premises is suitable for Tenant's purposes. If Tenant, in its sole discretion, determines the Demised Premises is for any reason, or no reason, not suitable for Tenant's purposes, then Tenant may terminate this Ground Lease prior to 5:00 p.m. Central time on the last day of the Inspection Period (as defined herein) by providing written notice to Landlord, and the parties shall have no further obligation to each other hereunder. The period between the Effective Date and July 1, 2022 being referred to herein as the "Inspection Period". Tenant shall have the option to extend the Inspection Period for one (1) additional period of up to one (1) year from the last day of the Inspection Period by providing written notice to Landlord prior to the expiration of the initial Inspection Period. In the event Tenant terminates the Lease during the Inspection Period, as may be extended, Landlord shall retain the Rent previously paid to Landlord. Tenant shall promptly repair and restore, to the extent reasonably possible, any and all damage caused by entries upon the Demised Premises for the purposes described in this Section. Notwithstanding anything contained herein to the contrary, Tenant shall not be liable nor responsible for any Hazardous Substances discovered on the Demised Premises during Tenant's due diligence during the Inspection Period nor shall Tenant be liable to Landlord for any diminution in value to the Demised Premises resulting from any findings or determinations resulting from Tenant's due diligence hereunder. As independent consideration for Tenant's option to terminate as provided in this Section as well as for any other option to terminate contained in this Ground Lease, Tenant has paid to Landlord the aggregate sum of $100.00 cash, the receipt of which sum Landlord hereby acknowledges.

9. **PERMITS AND APPROVALS:** (a) Tenant is to have until the expiration of the Inspection Period, as the same may be extended hereunder, to receive all authorizations and permits, including, but not limited to, curb cut and building permits, signage permits, zoning and subdivision interpretations and confirmations, platting, permits and approvals and all variances, utility permits,

authorizations and easements necessary for Tenant's intended use as described herein and in order to locate Tenant's improvements to the west of State Route 33 (collectively, the "Approvals"). Landlord shall, within five (5) days after Tenant's request, execute any and all documentation in support of such application for said Approvals. Notwithstanding the above or anything contained herein to the contrary, if Tenant has not received or is denied or refused any such Approvals necessary for Tenant's intended use and to locate its improvements to the west of State Route 33, as determined in Tenant's sole discretion, or if adequate utilities and related facilities, including, without limitation, water, storm water/sewage disposal, telephone service and energy sources, to service the Demised Premises and any improvements thereto for Tenant's intended use or easements therefore are not available to the satisfaction of Tenant, then Tenant may terminate this Ground Lease without owing any liability to Landlord by furnishing written notice to Landlord prior to 5:00 p.m. Central time on the last day of the Inspection Period, or Tenant may elect to continue this Ground Lease in effect.

(b) If the Demised Premises must be replatted in order for Tenant to obtain any of its Approvals, Tenant shall bear the costs of all such replatting, including all engineering costs related thereto. The replatting shall be undertaken and completed by Tenant during the Inspection Period, and in the event the replatting is not complete by the last day the Inspection Period despite Tenant's commercially reasonable good faith efforts to complete same or otherwise for reasons outside of Tenant's control, then the Inspection Period shall be extended day to day pending completion, and Tenant shall continue to diligently pursue same. Landlord shall cooperate with Tenant with respect to all applications for replatting.

(c) In the event development of the Demised Premises for Tenant's use shall require offsite easements for utilities, drainage or access to be located on Landlord's remaining or adjacent property, Landlord agrees to grant such easements, in commercially reasonable form, within fifteen (15) days after Tenant's request, provided that such easements shall be located on Landlord's remaining or adjacent property in areas already utilized for easements or otherwise in such locations as shall not unreasonably interfere with the usage of Landlord's remaining or adjacent property. Landlord and Tenant shall execute an Access Easement Agreement, in form and substance reasonably acceptable to Landlord and Tenant, prior to the end of the Inspection Period sufficient to grant access to exit the substation to reach Tenant's Demised Premises. Landlord shall also use commercially reasonable efforts to assist Tenant in easement clearing or the acreage location of the Demised Premises to accommodate for easements and encumbrances that cannot be relocated.

(d) Tenant may submit, at its sole cost and expense, electrical interconnection, permitting and other relevant applications that may require Landlord approval. Landlord shall approve such applications within five (5) days of Tenant's request.

9.1 **SIGNAGE.** Subject to governmental approval, Landlord grants the right to Tenant, at Tenant's sole expense, to erect and maintain signage on the Demised Premises to the maximum extent permitted by law.

10. **TAXES.** Landlord shall pay all real estate taxes ("Taxes") assessed against the Demised Premises which accrue during the Term or any Extension Period prior to delinquency. Landlord shall pay any transfer tax, documentary transfer tax and/or any other similar leasehold or excise tax under state law that may be associated with this Ground Lease, if any. Landlord shall not seek or join in any request for a special assessment or an assessment or benefit district or improvements resulting in a special assessment or an assessment or benefit district affecting Tenant or the Demised Premises without either (a) the prior written consent of Tenant or (b) Landlord's written agreement (in form satisfactory to Tenant) that Landlord, and not Tenant, shall be responsible for payment of such special assessments or other assessments applicable to Tenant or the Demised Premises. Without in any way diminishing the prohibition above, if Landlord, unless required by law, directly or indirectly causes Tenant and/or the Demised Premises to become, or consents to the Demised Premises becoming, a part of any assessment or benefit district, Landlord shall, unless Tenant consents to such district in writing in Tenant's sole discretion, reimburse Tenant for any and all taxes and special assessments levied or assessed against Tenant and/or the Demised Premises by reason thereof within thirty (30) days after Tenant's demand therefor.

11. **SUBORDINATION AND NON-DISTURBANCE:** If this Ground Lease is subordinate to the lien of Landlord's lender on the Effective Date, Landlord shall obtain an executed subordination, non-disturbance and attornment agreement ("SNDA") from Landlord's lender within thirty (30) days following the Effective Date, in form and substance reasonably satisfactory to Tenant. In the event that Landlord fails to obtain an SNDA executed by its lender within such thirty (30) day period, Tenant shall have the right thereafter to terminate this Ground Lease upon written notice to Landlord, in which event Landlord will reimburse Tenant for any and all actual out-of-pocket expenses incurred by Tenant in connection with this Ground Lease, including, without limitation, Tenant's due diligence costs and costs to negotiate this Ground Lease, within thirty (30) days following Tenant's written request and providing reasonable documentation of same. Notwithstanding the foregoing, Tenant's termination will be without effect if Landlord delivers an SNDA executed by its lender within five (5) business days after Tenant's notice of termination. Within ten (10) business days after receiving a written request from Landlord, Tenant will subordinate its rights hereunder to the lien of any mortgage or mortgages, or the lien resulting from any other method of financing or refinancing, now or hereafter in force against the Demised Premises, and to all advances made or hereafter to

be made upon the security thereof; provided, however, Tenant's obligation to subordinate this Ground Lease is contingent upon the lienholder delivering to Tenant a commercially reasonable subordination and non-disturbance agreement in form and substance reasonably acceptable to Tenant which provides that Tenant's possession of the Demised Premises and Tenant's use and enjoyment of the Demised Premises shall not be disturbed so long as no Event of Default (as herein defined) by Tenant has occurred and is continuing.

12. **TENANT'S RIGHT TO MORTGAGE:** Tenant may mortgage, collaterally assign, or otherwise encumber any interest that Tenant has in this Ground Lease or in Tenant's improvements as security for indebtedness to a mortgagee. If Tenant's lender provides notice to Landlord (given in the manner provided for notices in this Ground Lease) of the execution of a mortgage and names the place to which service of notice may be made on the lender, then Landlord shall transmit to such lender, simultaneously with service on Tenant, a copy of any notice which Landlord may desire or be required to give to Tenant pursuant to this Ground Lease relating to Tenant's default under this Ground Lease.

13. **RIGHT TO BUILD:** (a) Subject to the provisions of this Ground Lease and applicable law, Tenant may, from time to time, erect on the Demised Premises a building and/or buildings, or any other improvements as it may desire, and may remove, reconstruct, improve, alter, or add to such building and/or buildings and improvements during the Term or any Extension Period. Tenant shall also have the right, but not the obligation, to do any and all demolition, grading, drainage and pavement work on the Demised Premises, and Tenant is authorized to remove, raze and destroy such trees, plants, shrubs and top soil as Tenant deems necessary or appropriate, and to excavate and remove earth from the Demised Premises in such quantities as Tenant deems necessary to accomplish the Use set forth in Section 27. During the Term of this Ground Lease, title to all such improvements shall remain in Tenant alone and Tenant shall be entitled to claim all depreciation to any improvements constructed on the Demised Premises by Tenant. Upon the termination or expiration of this Ground Lease, title to all improvements which are abandoned by Tenant (except, without limitation, Tenant's trade fixtures, equipment, furnishings, merchandise and inventory any or all of which Tenant may remove at its sole option) shall vest in Landlord. Notwithstanding the above, Tenant shall not be obligated to make any repairs or replacements to any building, equipment or fixtures at the Demised Premises at the expiration or termination of the Ground Lease and Landlord agrees to accept same in its then existing condition. Notwithstanding the foregoing, upon written request by Landlord delivered prior to the termination or expiration of this Ground Lease, Tenant shall have 180 days following the termination or expiration of this Ground Lease (such period shall not be considered a holdover by Tenant) in which to remove all of the improvements placed on the Demised Premises and Tenant shall restore the surface of the Demised Premises, to the extent changed or damaged by Tenant, as nearly as reasonably

practical to its original condition at reasonable cost. Subject to applicable law, Tenant may paint, erect or authorize the installation of signs (which Tenant deems necessary) on the Demised Premises. Tenant shall, at its own expense, make any and all repairs, alterations and improvements deemed necessary by Tenant in compliance with all applicable laws.

(b) Landlord represents and warrants that the lease with the current tenant for land owned by Landlord on the west side of State Route 33 terminated as of February 28, 2022 pursuant to its terms, and Landlord shall provide Tenant with evidence reasonably acceptable to Tenant of such termination. Tenant will enter into a separate buy-out agreement, in form and substance acceptable to Tenant, with the existing lease holder wherein Tenant shall agree to pay such existing lease holder an amount equal to $100,000.00 to compensate such lease holder for lost net profits.

14. **DEFAULT BY TENANT:** Each of the following events will be considered an "Event of Default" by Tenant:

(a) **Default in Rent**: Tenant's failure to pay any Rent due within ten (10) days after receiving written notice from Landlord notifying Tenant of the delinquency. If Landlord has given Tenant one (1) such notice in any twelve (12) month period, no further notice need be given, and Tenant shall be in default under this Ground Lease if Tenant fails to make any such payment when due;

(b) **Mitigation**: Landlord will mitigate its damages in the event of any Tenant default.

14.1 **LANDLORD'S REMEDIES**. If an Event of Default by Tenant exists, then Landlord may, in addition to all other rights and remedies at law or in equity, exercise any one or more of the following remedies, without further notice or demand, while such Event of Default is continuing or remains uncured, subject to Tenant's right to remove its personal property and identifying marks as set forth in this Section 14.1 below, Landlord may (a) declare the Term ended, and enter into the Demised Premises and expel Tenant or any person occupying the Demised Premises and repossess and enjoy the Demised Premises as in Landlord's former estate; and/or (b) re-let the Demised Premises, applying the rent from the new tenant to this Ground Lease, and Tenant will be responsible for only the balance that is due, should a balance exist. Notwithstanding the foregoing, Tenant shall have thirty (30) days following the expiration or termination of this Ground Lease, or termination of Tenant's right to possess the Demised Premises, to remove Tenant's personal property located in or on the Demised Premises, including but not limited to equipment and movable or installed trade fixtures, Tenant identifying marks, signage or design elements from the Demised Premises and to remove Tenant branded items from the Demised Premises.

14.2 **RELETTING**: Following re-entry or abandonment, Landlord may relet the Demised Premises and in that connection may make any suitable alterations or refurbish the Demised Premises, or both, or change the character or use of the Demised Premises, but Landlord shall not be required to relet to any tenant which Landlord may reasonably consider objectionable. Landlord may relet all or part of the Demised Premises, alone or in conjunction with other properties, for a term longer or shorter than the remaining Term of this Ground Lease (including exercised Extension Period), upon any reasonable terms and conditions, including the granting of some rent-free occupancy or other rent concession.

15. **RESPONSIBILITY OF LANDLORD:** If Landlord fails to pay any installment of taxes or assessments or any interest, principal, costs or other charges upon any Landlord mortgage or other liens, security interests and encumbrances affecting the Demised Premises when any of the same become due, or if Landlord fails to make any repairs or do or complete any work, covenant or agreement required of it under any of the provisions of this Ground Lease or any agreement affecting the Demised Premises, then Tenant, after the continuance of any such failure or default for thirty (30) days after written notice thereof is given by Tenant to Landlord, may elect to pay said taxes, assessments, interest, principal, costs and other charges or cure such defaults on behalf of and at the expense of Landlord and do all necessary work and make all necessary payments in connection therewith. This shall include, without limitation, the payment of any attorney's fees, and costs and charges of or in connection with any legal action which may be brought by Tenant, and Tenant may further take such other proceedings at law or in equity (including injunctive relief) as Tenant deems necessary, notwithstanding any other remedy provided herein. Notwithstanding anything contained herein to the contrary, Landlord agrees to pay to Tenant any amount so paid by Tenant under this Section, and agrees that Tenant may withhold any and all Rent and Additional Rent due and becoming due after the expiration of the aforesaid notice period to Landlord pursuant to the provisions of this Ground Lease and may apply the same to the payment of such indebtedness of Landlord until such indebtedness is fully paid or until Landlord's default is cured. Nothing contained herein shall preclude Tenant from proceeding to collect the amount so paid by it, as aforesaid, without waiting for Rent offsets to accrue. In addition, nothing shall require Tenant to wait the above timeframes in order to cure a default of Landlord in an emergency situation. If at the expiration of the Term or any Extension Period, there shall be any sums owing by Landlord to Tenant, then this Ground Lease may, at the election of Tenant, be extended and continued in full force and effect until the last day of the month following the date when the indebtedness of Landlord to Tenant shall have been fully paid. If any alleged non-monetary default by Landlord is of such a nature that it cannot be completely remedied or cured within the thirty (30) day period above provided, then notwithstanding the provisions of this Section to the contrary, Tenant shall not have a right to enforce any of the remedies herein

set forth if Landlord shall commence curing such default within such thirty (30) day period and shall proceed with diligence in good faith to complete the curing thereof.

16. **INSURANCE:** During the entire Term of the Ground Lease, Tenant shall, at Tenant's sole cost and expense, maintain commercial general liability insurance against claims occurring upon or within any building on the Demised Premises, such insurance to afford single limit protection of not less than One Million Dollars ($1,000,000.00) in respect to bodily injury, death or property damage. Said insurance may be in the form of a general coverage or floater policy covering these and other premises, provided that Landlord is named an additional insured in said policy. After the Commencement Date and upon written request of Landlord, Tenant shall deliver to Landlord a certificate of such insurance naming Landlord as an additional insured and an agreement by the insurer that said policy may not be canceled without ten (10) days prior written notice delivered to Landlord.

17. **WAIVER AND SUBROGATION:** Landlord and Tenant shall obtain from their respective insurers endorsements whereby the insurers agree to waive any right of subrogation against Landlord or Tenant, as the case may be, in connection with fire or other risks or casualties covered by said insurance, Landlord agrees that it shall make no claim nor authorize any claim to be made against Tenant, its employees, servants or agents in connection with any fire, explosion or other casualty damaging improvements to the Demised Premises. Tenant agrees that it shall make no claim nor authorize any claim to be made against Landlord, its employees, servants or agents in connection with any fire, explosion or other casualty damaging the Demised Premises.

18. **INDEMNITY:** (a) During the Term of this Ground Lease and except for Landlord's obligations hereunder, the building on the Demised Premises shall be kept by Tenant in a clean, safe condition. **TENANT SHALL INDEMNIFY, DEFEND AND HOLD LANDLORD HARMLESS FROM AND AGAINST ANY AND ALL CLAIMS, LIABILITIES, LOSSES, COSTS, AND EXPENSES (INCLUDING, WITHOUT LIMITATION, COURT COSTS, INVESTIGATION FEES, REASONABLE ATTORNEYS' FEES, AND RELATED EXPENSES) OF ANY NATURE WHICH MAY BE ASSERTED AGAINST OR INCURRED BY LANDLORD ARISING OUT OF OR IN ANY MANNER OCCASIONED BY TENANT'S ACTIVITIES ON THE DEMISED PREMISES, INCLUDING DAMAGE TO OR LOSS OF PROPERTY OWNED OR USED BY TENANT OR TENANT'S (I) EMPLOYEES, AGENTS, CONTRACTORS, SUBCONTRACTORS, INVITEES, LICENSEES, OR ANY OTHER PERSON OR ENTITY WHOSE PRESENCE ON THE DEMISED PREMISES IS RELATED DIRECTLY OR INDIRECTLY TO TENANT'S PRESENCE ON THE**

DEMISED PREMISES, AND (II) INJURY TO OR DEATH OF ANY OF THE TENANT'S EMPLOYEES, AGENTS, CONTRACTORS, SUBCONTRACTORS, INVITEES, LICENSEES OR ANY OTHER PERSON WHOSE PRESENCE ON THE DEMISED PREMISES IS RELATED DIRECTLY OR INDIRECTLY TO TENANT'S PRESENCE ON THE DEMISED PREMISES. TENANT'S INDEMNITY UNDER THIS PROVISION SHALL NOT EXTEND TO ANY CLAIMS, LIABILITIES, LOSSES, COSTS OR EXPENSES ARISING DIRECTLY OUT OF A WILLFUL, WRONGFUL ACT OF LANDLORD OR THE GROSS NEGLIGENCE OF LANDLORD. NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, NEITHER PARTY SHALL HAVE ANY OBLIGATIONS WITH RESPECT TO THIS AGREEMENT, OR OTHERWISE IN CONNECTION HEREWITH, FOR ANY CONSEQUENTIAL, INCIDENTAL, INDIRECT, SPECIAL OR PUNITIVE DAMAGES. EACH OF THE PARTIES HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT.; provided that, Tenant shall only be obligated with respect to Hazardous Substances as stated herein.

(b) Landlord shall indemnify, defend and hold Tenant harmless at all times from and against any and all claims arising from any violation or alleged violations of any and all Governmental Laws by Landlord, excepting however, any specific obligations of Tenant to comply with the Governmental Laws as provided in this Ground Lease with respect to the Demised Premises or any breach by Landlord of its obligations under this Ground Lease.

19. **HAZARDOUS SUBSTANCES:** (a) As used herein, the term "Hazardous Substances" shall mean, without limitation, any substance that is biologically or chemically active or any hazardous, toxic, or dangerous waste, substance (including, but not limited to, asbestos, lead based paint, radon, PCBs or petroleum derivative substances), or material defined as such in (or for purposes of) (i) any state, federal or local environmental laws, interpretive letters, regulations, decrees or ordinances, (ii) the Comprehensive Environmental Response, Compensation and Liability Act, as amended, (iii) the Resource Conservation and Recovery Act, (iv) any of the so-called state or local "Super Fund", "Super Lien" or "Cleanup Lien" laws or (v) any other federal, state or local statute, law, ordinance, code, rule, interpretive letter, regulation, order or decree regulating, relating to or imposing liability or standards of conduct concerning any such substances or materials or any amendments or successor statutes with respect to any of the foregoing.

(b) Tenant represents and warrants, during the Term of this Ground Lease no Hazardous Substances will be stored on the Demised Premises and further that no Hazardous Substances will be discharged on the Demised Premises by Tenant. Tenant shall indemnify, save, defend, and hold Landlord

harmless from and against any and all costs (including, without limitation, court costs and reasonable attorneys' fees), expenses, and damages arising out of any claim for any loss or damage to property, injuries to or death of persons, any contamination of or adverse effects on the environment or any violation of any environmental or other law, caused by any breach by Tenant of the representations and warranties contained in this Section 19(b). This indemnification precedes, is concurrent with, and survives the expiration or termination of this Ground Lease in all respects.

(c) Landlord shall indemnify, save, defend, and hold Tenant harmless from and against any and all costs (including, without limitation, court costs and reasonable attorneys' fees), expenses, and damages arising out of any claim for any loss or damage to property, injuries to or death of persons, any contamination of or adverse effects on the environment or any violation of any environmental or other law, caused by or resulting from any hazardous waste, Hazardous Substance or any leakage or contamination from underground tanks on or under the Demised Premises that are a direct result of Landlord's activities on the Demised Premises. This indemnification precedes, is concurrent with, and survives the expiration or termination of this Ground Lease in all respects. Notwithstanding anything contained herein to the contrary, so long as Tenant is not in violation of Section 19(b) above, Landlord hereby agrees that under no circumstances whatsoever, by statute or otherwise, shall Tenant be held liable as an owner of any Hazardous Substance.

(d) Furthermore, Landlord represents and warrants to Tenant that Landlord has no actual knowledge of: (1) the presence of any Hazardous Substances on, under or within the Demised Premises; (2) any spills, releases, discharges or disposals of Hazardous Substances that have occurred or are presently occurring on or onto the Demised Premises; (3) any spills or disposal of Hazardous Substances that have occurred or are occurring adjacent to the Demised Premises as a result of any construction on or operation and use of the Demised Premises; (4) any failure to comply with any or all applicable local, state and federal environmental laws, regulations, ordinances, interpretive letters, and administrative and judicial orders relating to the generation, recycling, reuse, sale, storage, handling, transport and disposal of any Hazardous Substances on the Demised Premises, or any property located adjacent thereto; or (5) the presence of any underground storage tanks or septic tanks now or in the past on the Demised Premises.

20. **CONDEMNATION:** If the whole of the Demised Premises shall be taken or appropriated under any right of eminent domain or under any other legal right whereby the taking authority is obligated to compensate Landlord therefor, then Tenant may terminate and cancel this Ground Lease without owing any liability to Landlord to be effective as of the date on which the condemning authority takes physical possession upon giving to Landlord written notice of such election to terminate and cancel. Landlord agrees to give Tenant written notice after any notice of intended or actual taking or appropriation is received,

providing to Tenant full details of such taking or appropriation, including, without limitation, copies of all condemnation plans or surveys submitted by the condemning authority and such other information as might be necessary to enable Tenant to determine its future course of conduct. If this Ground Lease shall be terminated and canceled as a result of any taking or appropriation, Tenant shall be released from any further liability and Rent and Additional Rent for the last month of Tenant's occupancy shall be prorated and Landlord shall refund to Tenant any sums paid in advance. At the time of such taking or appropriation, the amount of the award attributable to Tenant's improvements to the Demised Premises shall be payable to Tenant out of any award, subject and subordinate to the rights of any Tenant mortgagee. Tenant's right to receive compensation for loss of business, moving or similar expenses, or damages for its fixtures and its personal property shall not be affected in any manner whatsoever by this provision of this Ground Lease. In addition, Landlord shall not agree to any award affecting the Demised Premises without the prior written consent of Tenant, which shall not be unreasonably withheld.

If part of the Demised Premises shall be acquired or condemned by use of the power of eminent domain or if access to any street is blocked or restricted by governmental action or requirement and if such partial taking or loss or restriction of access shall render the Demised Premises unusable for the business of Tenant, in its sole and absolute opinion, or if such taking involves a taking of Tenant's building, then Tenant, at its option, may terminate this Ground Lease without owing any liability to Landlord to be effective as of the date title is vested in the public body, or the date the access is blocked or restricted and the rights of Landlord and Tenant shall be as set forth above for the taking of the whole. If such partial taking is not sufficiently extensive to render the Demised Premises unusable for the business of Tenant in the sole and absolute opinion of Tenant, Rent and Additional Rent shall be prorated and adjusted based on the percentage of such partial taking relative to the original size of the Demised Premises.

21. **BROKERAGE: TENANT AND LANDLORD EACH REPRESENTS AND WARRANTS TO THE OTHER THAT NO BROKER, AGENT, COMMISSION SALESMAN OR OTHER PERSON HAS REPRESENTED THE WARRANTING PARTY IN THE NEGOTIATIONS FOR AND PROCUREMENT OF THIS GROUND LEASE AND OF THE DEMISED PREMISES, AND THAT NO COMMISSIONS, FEES OR COMPENSATION OF ANY KIND ARE DUE AND PAYABLE IN CONNECTION HEREWITH TO ANY SUCH PERSON OR ENTITY. EACH OF LANDLORD AND TENANT AGREES TO INDEMNIFY, DEFEND AND HOLD THE OTHER, AND ITS RESPECTIVE SUCCESSORS AND ASSIGNS HARMLESS FROM ANY AND ALL CLAIMS, COSTS, COMMISSIONS, FEES OR DAMAGES BY ANY PERSON OR FIRM CLAIMING TO HAVE NEGOTIATED, INSTITUTED OR BROUGHT ABOUT THIS GROUND**

LEASE OR OTHERWISE RESULTING FROM A BREACH BY THE INDEMNIFYING PARTY OF THE REPRESENTATIONS IN THIS SECTION 21.

22. **LIENS:** Tenant will promptly remove and discharge, at its cost and expense, all mechanic's liens, or other liens, for labor performed or materials furnished with respect to the Demised Premises by or for Tenant.

23. **USE OF EXISTING WATER WELLS:** Tenant is permitted to use any water wells existing on the Demised Premises as of the Effective Date solely for use in its operations thereon. In no event is Tenant permitted to drill any additional water wells on the Demised Premises. Further, Tenant shall not, without the prior consent of Landlord, and subject to any conditions, compensatory or otherwise, sell, or otherwise allow use of, water from water wells on the Demised Premises to or by any other party.

24. **INTENTIONALLY OMITTED.**

25. **ASSIGNMENT:** Except for a Permitted Transfer (as defined herein), Tenant may assign this Ground Lease or sublease all or any part of the Demised Premises only with the prior written consent of Landlord, such consent not to be unreasonably withheld. The terms of any assignment or sublease pursuant to this Section 25 shall be set by Tenant in its sole and absolute discretion, provided that nothing in the assignment or sublease may alter, amend, or in any other way change the terms of this Ground Lease or relieve Tenant of its obligations under this Ground Lease. Tenant shall give Landlord notice of any assignment or sublease within ten (10) days after the effective date of such assignment or sublease. Notwithstanding the foregoing and for purposes of this Lease, the following transfers shall not require Landlord's prior written consent: (i) (if Tenant is a corporation) the addition of stockholders and the withdrawal of stockholders in the normal course of Tenant's business or (ii) the assignment of this Lease to any successor of Tenant (a) by merger, consolidation, or reorganization, (b) arising from the transfer of Tenant's interest under this Lease made in conjunction with the transfer of a majority of the assets and liabilities of Tenant, (c) arising from the acquisition of the assets and liabilities of another corporation by Tenant or any entity owned or controlled by Tenant, or (d) such assignment is made to an entity controlled by, controlling, or under common control with Tenant (each a "Permitted Transfer"), , provided that Tenant shall remain fully jointly and severally liable with any such assignee for all obligations, responsibilities or liabilities with respect to this Lease or the Demised Premises

26. **LANDLORD'S REPRESENTATIONS:** Landlord hereby covenants, warrants and represents to Tenant that:

(a) Landlord has the sole right, legal power and authority to enter into this Ground Lease.

(b) All requisite individual, corporate, limited liability company or partnership actions or any other required action have been taken and satisfied by Landlord to authorize the execution and performance of this Ground Lease. No other proceedings or actions on the part of Landlord are necessary to authorize this Ground Lease or to carry out the transactions contemplated hereby. This Ground Lease constitutes the legal, valid and binding obligation of Landlord enforceable against Landlord in accordance with its terms.

(c) The individual(s) executing this Ground Lease, on behalf of Landlord, has (or have) the full right, legal power and actual authority to bind Landlord to the terms and conditions hereof.

(d) Neither the execution nor the provisions of this Ground Lease violates or breaches or shall violate or breach any term or provision of any agreement, written or oral, between Landlord and any third party, and that if legal proceedings are instituted by any party to prohibit the use, operation or enjoyment of the Demised Premises, or any part thereof, as provided in this Ground Lease, Landlord shall assume the defense of any such legal proceedings and shall indemnify Tenant from and against any and all claims arising from or out of any such legal proceedings and/or the total or partial loss of the use, operation or enjoyment of the Demised Premises.

(e) Landlord is a Limited Partnership duly organized, validly existing and in good standing under the laws of the state of its formation and is duly qualified and in good standing under the laws of the jurisdiction where the Demised Premises is located.

(f) Landlord has the express authority to authorize Tenant to undertake all actions provided for in Section 8 of this Ground Lease and Tenant is granted a temporary easement to enter the Demised Premises for the purpose of conducting said activities contemplated by Section 8 hereof.

27. **USE:** For the purpose of this Ground Lease, Tenant's use of the Demised Premises is defined as, and specifically limited to, construction of building(s) and related improvements acceptable to Tenant and the operation and maintenance therein of a data center, technology repair center and related operations and uses associated therewith, including repair center, warehouse, storage, housing for employees and family members, office, research and development center for a data center, repair of company owned equipment and vehicles, cafeteria and the Colocation of customer equipment.

28. **FORCE MAJEURE:** If either party is delayed or prevented from performing any of its non-monetary obligations under this Ground Lease by reason of strike, lockouts, labor troubles, failure of power, riots, insurrection, war, acts of God, terrorism, governmental orders, regulations, or moratoriums, Federal, State and/or local governmental regulations, procedures and enforcement relating to epidemics or pandemics

(including, without limitation SARS-CoV-2 and/or COVID-19) or any other cause beyond that party's control ("Force Majeure"), the period of such delay or such prevention shall be deemed added to the time period herein provided for the performance of any such obligation by that party.

29. **NOTICES:** All notices and demands required or permitted to be given or served pursuant to this Ground Lease shall be deemed to have been given or served only if in writing forwarded by Certified U.S. Mail or via national overnight delivery service (such as Fed Ex) with all postage and other applicable shipping charges prepaid and addressed as follows:

Tenant:

APLD – Rattlesnake Den I LLC
3811 Turtle Creek Boulevard, Suite 2100
Dallas, Texas 75219
ATTN: David Rench

Landlord:

EDB, Ltd.
P.O. Box 1541
Athens, Texas 75751
ATTN: Brenda Nix

Landlord, Tenant, any mortgagee and any other person to whom any such notice, instrument or communication may be given, shall each have the right to specify, from time to time, as its address for purposes of this Ground Lease, any address in the 48 contiguous States of the United States of America upon giving fifteen (15) days' notice thereof to each other person then entitled to receive notices, instruments or communications hereunder.

30. **ESTOPPEL CERTIFICATES:** Landlord and Tenant shall, from time to time upon thirty (30) days' request by the other (but not to exceed more than two (2) times in any given calendar year), execute, acknowledge and deliver a statement, dated currently, certifying that this Ground Lease is unmodified and in full, force and effect (or, if there have been modifications, that this Ground Lease is in full effect as modified, and identifying such modifications) and the dates to which the Rent and Additional Rent have been paid, and that, to the best of its knowledge, no default exists in the observance of this Ground Lease and no event of default has occurred and is continuing, or specifying each such default or event of default of which Landlord or Tenant may have knowledge, it being intended that any such statement may be relied upon by Landlord's

or Tenant's mortgagees, any prospective purchaser of the interest of Landlord or Tenant in their respective premises described herein or any assignee or sublessee of Tenant.

31. **TRANSFER OF TITLE:** If there shall be any change in or transfer of title in or to the Demised Premises or any part thereof, Tenant shall continue to make all payments to Landlord, without owing any liability to any other party whatsoever, unless notified in writing by Landlord of such change in title which shall accompany satisfactory proof and given at least ten (10) days before the next such payment is due. Thereafter, Tenant shall submit such payment to the party properly entitled to receive it, without owing any liability to any other party. Landlord agrees to deliver to Tenant an agreement signed by any party or parties who may purchase or succeed to all or any part of Landlord's interest in the Demised Premises, which agreement shall formally recognize the obligations of such party or parties as purchasers from and successors to Landlord and the assumption by such party or parties of all of Landlord's obligations, responsibilities and duties hereunder.

32. **GENERAL PROVISIONS:** (a) This Ground Lease (and the documents referred to herein) constitutes the entire agreement between the parties pertaining to the subject matter contained herein and supersedes all prior and contemporaneous agreements, representations and understandings, oral or otherwise, between or among the parties with respect to the matters contained herein.

(b) This Ground Lease shall be binding upon, and inure to the benefit of, the parties hereto and their respective heirs, legatees, distributes, legal representatives, successors and assigns.

(c) This Ground Lease shall not be modified, amended or supplemented, in whole or part, without the prior written consent of the parties hereto. Each and every waiver of any covenant, representation, warranty or any other provision hereof must be in writing and signed by each party whose interests are adversely affected by such waiver. No waiver granted in any one instance shall be construed as a continuing waiver applicable in any other instance.

(d) If any legal action or other proceeding is brought for the enforcement hereof, or because of an alleged dispute, breach, default or misrepresentation in connection with any provisions hereof, the successful or prevailing party or parties shall be entitled to recover attorneys' fees, court costs and all expenses even if not taxable as court costs (including, without limitation, all such fees, costs and expenses incident to appeals), incurred in that action or proceeding, in addition to any other relief to which such party or parties may be entitled.

(e) The parties hereby agree that each party and its attorneys have reviewed and revised this Ground Lease and that the normal rule of construction, to the effect that any ambiguities are resolved against the drafting party, shall not be employed in the interpretation of this Ground Lease and no other rule of strict

construction shall be used against any party. All exhibits and schedules attached or to be attached hereto, and all other agreements and instruments referred to herein, are hereby incorporated herein by reference, as fully as if copied herein verbatim.

(f) This Ground Lease shall be governed by the internal laws of the State of Texas without regard to and excluding its principles of conflicts of laws.

(g) The parties further agree that upon request, they shall do such further acts and deeds, and shall execute, acknowledge, deliver and record such other documents and instruments, as may be reasonably necessary from time to time to evidence, confirm or carry out the intent and purposes of this Ground Lease.

(h) Unless the context in which used clearly requires another construction, throughout this Ground Lease, the masculine gender shall be deemed to include the neuter of feminine or both, the neuter gender shall include the masculine or both, and the singular of terms shall include the plural and vice versa. The section headings are for convenience only and shall not affect the construction hereof.

(i) If any one or more of the provisions hereof shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect the validity or enforceability of any other provision hereof, which shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. The parties intend that if any provision hereof is capable of two constructions, one of which would render the provision void and the other of which would render the provision valid, then the provision shall have the meaning which renders it valid.

(j) Time is of the essence in the performance of each parties' respective obligations.

(k) This Ground Lease may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one in the same instrument, and it shall not be necessary that any single counterpart bear the signatures of all parties.

(l) Unless expressly stated to be exclusive, no remedy conferred herein shall be deemed to be exclusive of any other remedy conferred herein or any other remedy now or hereafter available at law or equity. All remedies conferred herein, and all remedies now or hereafter available at law or equity, shall be deemed to be cumulative and not alternative, and may be enforced concurrently or successively.

(m) All provisions of this Ground Lease shall be construed as covenants and agreements where used in each separate provision hereof and shall bind and enure to the benefit of the parties hereto, their respective heirs, legal representatives, successors and assigns and shall run with the land.

(n) If more than one person or entity is named as Landlord in this Ground Lease and executed the same as Landlord, then the word "Landlord" whenever used herein shall refer to all such persons or entities, and the liability of such persons or entities for compliance with or for the performance of all terms, conditions, covenants and provisions hereof shall be joint and several.

(o) All periods of time shall include Saturdays, Sundays and legal holidays; provided that, if the last day to perform any act or give notice falls on a Saturday, Sunday or legal holiday, then such act or notice shall be timely performed if given on the next succeeding business day. As used herein, "business day" or "business days" means any day of the week except a Saturday, a Sunday or a or legal holiday or a holiday in the state in which the Demised Premises is located on which banks and schools are closed.

(p) Any holding over by Tenant of the Demised Premises after the expiration or termination of this Ground Lease shall operate and be construed as a tenancy from month to month on all terms of this Ground Lease, terminable by either party upon thirty (30) days prior written notice to the other.

(q) There shall be no merger of this Ground Lease or of the leasehold estate hereby created by any other estate or interest in the Demised Premises or any portion thereof by reason of the fact that the same person may acquire or hold, directly or indirectly, (a) this Ground Lease or the leasehold estate hereby created or any interest in this Ground Lease or such leasehold estate, and (b) any such other estate or interest in the Demised Premises or any portion thereof, and this Ground Lease shall not be terminated for any cause or reason whatsoever except as expressly provided herein or unless mutually agreed upon by the parties.

(r) Upon request by Tenant, Landlord shall promptly furnish to Tenant Landlord's tax identification number(s) so that Tenant may report the payments made by Tenant to Landlord hereunder as required by applicable governmental authorities.

(s) Nothing contained in this Ground Lease shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent or of partnership or of joint venture or of any association between Landlord and Tenant, and no provision contained in this Ground Lease nor any acts of the parties hereto shall be deemed to create any relationship between Landlord and Tenant other than the relationship of landlord and tenant.

(t) The words "hereof", "herein", "hereunder", and other words of similar import refer to this Agreement as a whole and not to any specific article, section or subsection hereof. All exhibits and schedules attached or to be attached hereto, and all other agreements and instruments referred to herein, are hereby incorporated by reference into this Agreement, as fully as if copied herein verbatim. The word "party" or "parties" means only those persons or entities who are signatories to this Agreement. The terms "include," "includes," "including," or words of like import, shall be construed as being without limitation to the matters or items thereafter specified, notwithstanding any rule of construction to the contrary, unless an intention to be so limited is clearly expressed. Unless expressly otherwise provided herein, the terms "and" and "or" as used in this Agreement means one or other or both, or any one or ones or all, of the items, entities or persons in connection with which the words are used.

(u) THE PARTIES HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, ARISING FROM OR RELATING TO THE SUBJECT MATTER HEREOF. THE PARTIES HERETO WAIVE ANY RIGHT TO ANY PUNITIVE DAMAGES, AND EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT TO SUCH DAMAGES.

The following exhibits are attached hereto and incorporated herein by reference:

Exhibit "A" Legal Description

Exhibit "B" Plot Plan

Exhibit "C" Title Exceptions

The remainder of this page intentionally left blank

Signatures to follow

IN WITNESS WHEREOF, the parties hereto have executed this Ground Lease as of the day and year first above written.

LANDLORD

E.D.B., Ltd.,
a Texas Limited Liability Company

By: Glasscock Properties, L.L.C.,
its general partner

By: Brenda Cook Nix
By: Brenda Cook Nix, President of
Glasscock Properties, L.L.C.,
general partner of E.D.B., Ltd.,
a Texas limited partnership

TENANT

APLD – Rattlesnake Den I LLC,
a Delaware limited liability company

By: ______________________
Name: David Rench
Its: Chief Financial Officer

EXHIBIT "A"

LEGAL DESCRIPTION

FIELD NOTE DESCRIPTION OF A 50.00 ACRE TRACT OF LAND, SITUATED IN AND BEING OUT OF SECTION 11, BLOCK 34,
TOWNSHIP 5 SOUTH, ABSTRACT 270, TEXAS AND PACIFIC RAILWAY COMPANY SURVEY, GLASSCOCK COUNTY, TEXAS,
AND BEING OUT OF THAT SAME LAND AS CONVEYED IN A SPECIAL WARRANTY DEED RECORDED IN VOLUME 307 ON
PAGE 634 OF THE DEED RECORDS OF SAID GLASSCOCK COUNTY, AND BEING MORE PARTICULARLY DESCRIBED AS
FOLLOWS;
BEGINNING AT N.(y): 10600710.85, E.(x): 1944710.27, A ONE HALF INCH IRON ROD WITH A RED PLASTIC CAP
MARKED "MAVERICK FIRM #10194514" (RPC) SET ON THE WEST RIGHT-OF-WAY LINE OF RANCH TO MARKET ROAD
33, AS DEDICATED IN A DEED RECORDED IN VOLUME 59 ON PAGE 444 OF SAID DEED RECORDS, FROM WHICH A ONE
AND ONE HALF INCH GALVANIZED IRON PIPE FOUND FOR THE NORTHEAST CORNER OF SECTION 1, SAID BLOCK AND
TOWNSHIP, BEARS N.39°27'18"E., 11302.61 FEET AND A ONE INCH IRON PIPE BY A STONE MARKED "NW 25 - K", AT
THE SOUTHEAST CORNER OF SECTION 23, SAID BLOCK AND TOWNSHIP BEARS S.29°25'41"E., 14950.03 FEET, AND A
ONE HALF INCH IRON ROD WITH AN ILLEGIBLE ORANGE PLASTIC CAP, AT OR NEAR THE NORTHEAST CORNER OF SAID
SECTION 11, BEARS N.55°43'25"E., 4097.55 FEET, THIS BEING THE NORTHEAST CORNER HEREOF;
THENCE S.05°22'26"E., ALONG SAID RIGHT-OF-WAY, 2183.45 FEET TO AN "RPC" SET FOR THE SOUTHEAST CORNER
HEREOF;
THENCE WEST, 1139.63 FEET TO AN "RPC" SET FOR THE SOUTHWEST CORNER HEREOF;
THENCE N.01°52'09"E., 2175.00 FEET TO AN "RPC" SET FOR THE NORTHWEST CORNER HEREOF;
THENCE EAST, 864.20 FEET TO THE POINT OF BEGINNING, CONTAINING 50.00 ACRES OF LAND.

EXHIBIT "B"

PLOT PLAN


COUNTY ROAD
POWER SUBSTATION
RANCH ROAD 33 (120' R.O.W.)
TRACT CONVEYED TO GLASSCOCK COUNTY PER VOL. 23, PG. 473 D.R.G.C.T. (RELATIVE TO ITEM 10.c)
EC BROOKS OIL WELL UNIT API: 17331622
8" & 10" PIPELINE RISER/VALVE W/ PIPE FENCE BARRIER
T.B.M. 4 N:10,600,953.62 E:1,944,872.82 EL:2716.79
SEC. 11, BLK. 34, T-
A-270, T&P RAILWAY Co.
GLASSCOCK CO.
HENRIE S. CURRIE VOL.44, PG.
E.D.B., LTD., VOL.307, PG.6
EAST 864.20'
POB
1/2" IA W/ CAP "MAVERICK FIRM #10194514" N:10,600,710.85 E:1,944,710.27
EXISTING UNDERGROUND POWER TRANSMISSION LINE 100' CONSTRUCTION SETBACK CENTERED AS PER CLIENT PROVIDED .KMZ
50.00 ACRES
2,178,001 SF
PRESUMED UNDERGROUND POWER SERVING WATER WELLS (EVIDENCED BY AERIAL IMAGERY)
S 05°22'26" E 2183.45'
N 01°52'09" E 2175.00'
WESTEX FIBER OPTIC LINE
1" IPF BY STONE MARKED "NW 25-K"
IRRIGATION WELL W/ ELEC. BOX ON UTILITY POLE (TYP.)
WEST 1139.63'
EDWIN DALE WILDE VOL. 272, PG. 835 D.R.G.C.T.
ENERGEN (DIAMONDBACK) CRUDE OIL PIPELINE 50' RIGHT-OF-WAY VOL. 392, PG. 432 P.R.G.C.T. (10.k) (202,297 SF IN R.O.W.)
N 55°43'25" E 4097.55' (TIE)
S 29°25'41" E 1495.03' (TIE)
±250'
1" IPF

EXHIBIT "C"

TITLE EXCEPTIONS

Mortgages:

Landlord covenants that within thirty (30) days following the Effective Date of this Ground Lease, the mortgages described below shall either be discharged of record or the mortgagees shall execute an agreement in accordance with the Section in this Ground Lease entitled SUBORDINATION AND NON-DISTURBANCE:

"NONE"

Landlord warrants that there are no easements, restrictions, or other matters that will affect or limit the use of the Demised Premises by Tenant in accordance with the terms of this Ground Lease, except as follows:

"NONE"